Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-180649 on Form
S-3D and Nos. 333-217925, 333-188570, 333-176399, and 333-264763 on Form S-8 of Farmers
National Banc Corp. of our report dated March 9, 2023, relating to the consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31,
2022, appearing in the 2024 Annual Report on Form 10-K of Farmers National Banc Corp.

CliftonLarsonAllen LLP

Maumee, Ohio

March 6, 2025